                                                                   EXHIBIT 4.7
Suspend Contributions/Sale Request                                 PNC BANK
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PLEASE PRINT

--------------------------------------------------      FOR YOUR
NAME                                                    BENEFIT
--------------------------------------------------
MARKET LOCATION
                      / / FULL TIME  / / PART TIME      EMPLOYEE STOCK
--------------------------------------------------      PURCHASE PLAN
SOCIAL SECURITY NUMBER           WORK PHONE
/ / / / - / / / - / / / / /      (        )
--------------------------------------------------
WORK ADDRESS

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STATE OF YOUR RESIDENCE

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As a participant in the Employee Stock Purchase Plan, I request the following change(s) be made in my Plan Account:

1.  / / SUSPEND CONTRIBUTIONS IMMEDIATELY
        Please discontinue my Stock Purchase Plan payroll deductions immediately. I request that the cash balance credited to my Plan Account be (select one):
            / / refunded, without interest, immediately to my attention.
            / / applied towards the purchase of whole shares of Common Stock at the end of the current Offering Period. Any remaining cash balance is to be refunded, without interest, to my attention.

        I request that the accumulated unissued shares held in my Plan Account be (select one):
            / / retained in my account. I can request or sell these shares any time by completing the appropriate form.
            / / issued to me in my name only.  OR  / / issued to me in accordance with the
                                                       attached Certificate
                                                       Request form.
            / / sold (complete section 3 below).

2.  / / SUSPEND CONTRIBUTIONS AFTER OFFERING PERIOD
        I elect to have payroll deductions continue only through the end of the current Offering Period. Deductions are to cease thereafter. Deductions made during this period are to be applied toward the purchase of shares. Any remaining cash balance is to be refunded, without interest. I request that the accumulated unissued shares held in my Plan Account be (select one):
            / / retained in my account. I can request or sell these shares any time by completing the appropriate form.

            / / issued to me in my name only.  OR  / / issued to me in accordance with the
                                                       attached Certificate
                                                       Request form.

        IN ORDER FOR AN ELECTION MADE UNDER OPTION 1 OR 2 TO BE EFFECTIVE AS OF THE END OF THE CURRENT OFFERING PERIOD, YOUR REQUEST MUST BE RECEIVED PRIOR TO THE LAST DAY OF THAT OFFERING PERIOD. REQUESTS RECEIVED AFTER MAY 31 OR NOVEMBER 30 WILL BE PROCESSED IN THE NEXT SUBSEQUENT OFFERING PERIOD.

3.  / / SELL SHARES
        I hereby direct that __________ (ALL or specific number) shares of PNC Common stock held in my Plan Account be sold in accordance with the procedure described in the Plan Prospectus, as supplemented. In signing below, I hereby irrevocably constitute and appoint PNC Brokerage Corp attorney to transfer the said stock on the books of PNC Bank Corp. with full power of substitution in the premises. Please forward proceeds, less brokerage charges and applicable taxes, to my attention.

        IN ACCORDANCE WITH THE CORPORATION'S INSIDER TRADING POLICY, EMPLOYEES ARE PROHIBITED FROM SELLING PNC SECURITIES BEGINNING ON THE FIRST DAY OF A CALENDAR QUARTER UNTIL THE THIRD BUSINESS DAY AFTER THE CORPORATION'S RELEASE OF ITS QUARTERLY EARNINGS RESULTS.

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             SIGNATURE                                     DATE

  PLEASE RETURN WHITE AND CANARY COPIES TO CORPORATE BENEFITS ADMINISTRATION
                     3RD FLOOR-300 SIXTH AVENUE BUILDING
                     KEEP THE PINK COPY FOR YOUR RECORDS.

   WHITE & CANARY-CORPORATE BENEFITS ADMINISTRATION           PINK EMPLOYEE